                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 29, 2002





                             INTERVOICE-BRITE, INC.
             (Exact name of registrant as specified in its charter)


                Texas                   000-13616              75-1927578
    (State or other jurisdiction       (Commission           (IRS Employer
          of incorporation)            File Number)        Identification No.)



                             17811 Waterview Parkway
                               Dallas, Texas 75252
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (972) 454-8000


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Proposed Sale of Registrant's Wichita, Kansas Facility

The Registrant entered into a letter agreement dated April 2002 between the Registrant and a prospective purchaser for the purchase of the Registrant's office facilities in Wichita, Kansas for $2 million. The purchase, which is scheduled to occur as early as May 31, 2002, is subject to customary closing conditions, including delivery of a satisfactory title policy, and execution and delivery of a satisfactory deed of trust. While the Registrant is optimistic that the sale of the Wichita facilities will be successfully completed, there is no guaranty the transaction will close.

ITEM 5.  OTHER EVENTS.

CONSENT, WAIVER AND THIRD AMENDMENT TO CREDIT FACILITY

The Registrant and its wholly owned subsidiary, Brite Voice Systems, Inc., are parties to a Credit Agreement dated June 1, 1999 with the lenders party thereto (as amended, the "Credit Facility"). The total of term loans and revolving loans under the Credit Facility was approximately $135 million at the inception of the Credit Facility and were paid down to approximately $30 million at May 28, 2002.

The term loan under the Credit Facility is subject to quarterly principal amortization. In addition, the Credit Facility is subject to certain mandatory prepayments and commitment reductions tied to the sale of assets, the issuance of debt, the issuance of equity and the generation of excess cash flow for a fiscal year. Certain of these prepayment and commitment reduction requirements are limited by the satisfaction of certain financial ratios.

The Credit Facility contains certain representations and warranties, certain negative and affirmative covenants and certain conditions and events of default which are customarily required for similar financings. Such covenants include, among others, restrictions and limitations on liens and negative pledges; limitations on mergers, consolidations and sales of assets; limitations on incurrence of debt; limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt; limitations on investments and acquisitions (other than the acquisition of the Registrant); and limitations on capital expenditures. Key financial covenants based on the Registrant's consolidated financial statements include minimum net worth, maximum leverage ratio and minimum fixed charges coverage ratio. The Credit Facility also requires a first priority perfected security interest in (i) all of the capital stock of each of the domestic subsidiaries of the Registrant, and 65% of the capital stock of each first tier foreign subsidiary of the Registrant, which capital stock shall not be subject to any other lien or encumbrance and (ii) subject to permitted liens, all other present and future material assets and properties of the Registrant and its material domestic subsidiaries (including, without limitation, accounts receivable and proceeds, inventory, real property, machinery and equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles).

The lenders had previously entered into forbearance agreements dated March 7, 2002 and March 31, 2002, pursuant to which the lenders granted a temporary waiver through May 31, 2002 of a default under one of four financial covenants, a fixed charge coverage ratio covenant.

The Registrant and lenders entered into commitment letters to enter into a Consent, Waiver, and Third Amendment to Credit Agreement (the "Third Amendment") to be effective as of May 29, 2002, pursuant to which the lenders will waive the default under the financial covenant. The effectiveness of the Third Amendment is conditioned on funding under the Convertible Notes , which is scheduled for May 30, 2002.

The Third Amendment will amend the fixed charge coverage ratio covenant and a covenant to maintain a minimum leverage ratio (as described in the Credit Facility) to reflect the Registrant's current capital structure and liquidity requirements. The Third Amendment also will add a covenant by the Registrant to maintain a minimum level of EBITDA (as defined in the Credit Facility).

Pursuant to the Third Amendment, proceeds from the mortgage of the Registrant's office facilities in Dallas, Texas (see section entitled "Mortgage Loan"), and proceeds from the Company's issuance of Convertible Notes (see section entitled "Convertible Notes, Warrants and Registration Requirements"), will be applied to repay all outstanding indebtedness under the term loan, with the remainder applied to the revolving loans. Under the amended Credit Facility, the lenders will agree to continue making revolving loans to the Registrant up to a revised maximum amount of $12 million through June 1, 2003. The maximum amount of revolving loans that may be outstanding will also be limited by a borrowing base computed on the Registrant's eligible accounts receivable and eligible inventory securing the revolving loans.

The Registrant is not permitted to make principal payments on the Convertible Notes in cash if any amount is outstanding under the Credit Facility. The Credit Facility is cross-defaulted with the Convertible Notes such that a default or the occurrence of certain other events under the Convertible Notes will be a default under the Credit Facility.

The amended Credit Facility will provide that interest would accrue at a base rate equal to an applicable margin plus the higher of (i) the prime rate or (ii) the federal funds rate. The applicable margin will be determined in accordance with a schedule to the Credit Facility and by reference to a ratio of the Registrant's funded debt to EBITDA. The applicable margin will increase 0.5% in each of the Company's fiscal quarters. The Third Amendment will delete provisions that permit the Registrant to elect an interest rate equal to the London Interbank Offer Rate ("LIBOR") plus the applicable margin.

The foregoing is qualified by reference to the Third Amendment, which is filed as an exhibit to this report and incorporated by reference.

CONVERTIBLE NOTES, WARRANTS AND REGISTRATION REQUIREMENTS

On May 29, 2002, the Registrant entered into a Securities Purchase Agreement, by and among the Registrant and the buyers named therein (the "Buyers"), pursuant to which the Buyers agreed to purchase Convertible Notes (the "Convertible Notes"), in an aggregate principal amount of $10.0 million, convertible into shares of the Registrant's common stock (the "Conversion

Shares"), and Warrants (the "Warrants") initially exercisable for an aggregate of 621,303 shares of the Registrant's common stock (the "Warrant Shares") at an exercise price of $4.0238 per share. Buyers' obligations to purchase the Convertible Notes and Warrants under the Securities Purchase Agreement are subject to and conditioned upon execution of the Third Amendment. The following is a summary of the material terms of the Convertible Notes, the Warrants and certain registration requirements, which terms are qualified in their entirety by reference to the full text of the underlying documents which are filed as exhibits to this report and incorporated by reference.

Under the Securities Purchase Agreement, the Registrant has the option, for a period of one month, to issue up to an additional $10 million in convertible notes and accompanying warrants on substantially the same terms as the Convertible Notes and the Warrants.

The Securities Purchase Agreement obligates the Registrant to seek shareholder approval, at the Registrant's next annual meeting, of the issuance of the Convertible Notes and Warrants, with the Company being subject to financial penalties for failure to seek such approval. However, if such approval is sought and not obtained, no penalties will be assessed.

Convertible Notes

Amortization

The initial Convertible Notes will be repaid in monthly installments ("Installment Amounts") of principal in the amount of $1.0 million, plus accrued interest on the applicable installments at 6% per annum, commencing September 1, 2002, and will be fully amortized by June 30, 2003. At the Registrant's option, the Installment Amounts may be paid in cash or through a partial conversion of the Convertible Notes through the Registrant's issuance of common stock at a conversion rate equal to the lesser of (i) 200% of the weighted average trading price for the Registrant's common stock as reported on the Nasdaq National Market on the issuance date, subject to various adjustments, as set forth in the Form of Note (the "Fixed Conversion Price"), or (ii) 95% of the average of the weighted average trading prices of the Registrant's common stock during the time period to which the installment relates. In order to preserve the ability to pay the Installment Amounts in common stock, the Registrant must comply with several conditions, including maintaining the effectiveness of a registration statement (as more fully described below), complying with the listing requirements of the Nasdaq National Market, timely delivery of common stock upon conversion of the Convertible Notes, and compliance with other requirements under the Convertible Notes, the Securities Purchase Agreement and the Registration Rights Agreement.

If any principal amount of the Convertible Notes remains outstanding on June 30, 2003, the holders must surrender the Convertible Notes to the Registrant and the principal amount will be redeemed by payment on such date to the holders of a cash amount equal to the sum of 105% of the principal amount plus accrued interest at 6% per annum with respect to the principal amount.

In addition, subject to certain conditions, the Registrant may redeem some or all of the principal amount of the Convertible Notes in excess of current monthly installments for a cash amount equal to the sum of 105% of the principal amount being redeemed plus accrued interest at 6% per annum with respect to the principal amount.

Conversion at the Option of the Holder

Each of the Convertible Notes will be convertible at the option of the holder into that number of shares of common stock equal to (i) the principal amount being converted, plus accrued interest at 6% per annum, divided by (ii) the Fixed Conversion Price in effect at such time. If the Registrant does not timely effect a conversion of the Convertible Notes, the Registrant will be subject to certain cash penalties, adjustments to the applicable Fixed Conversion Price and certain other penalties as more fully described in the Form of Note. Moreover, in such case, the holders of the Convertible Notes may require the Registrant to redeem all of the outstanding principal amount of the Convertible Notes.

Any holder of the Convertible Notes is prohibited from converting its respective Convertible Notes if, after giving effect to such conversion, the holder would hold in excess of 4.99% of the Registrant's outstanding common stock following such conversion.

Acceleration and Default Provisions

If certain events, referred to as "Triggering Events," occur, the holders of the Convertible Notes may cause the Registrant to redeem the Convertible Notes in cash at a price equal to the greater of (i) 125% of the principal amount, plus accrued interest at 6% per annum and (ii) the number of shares of common stock issuable upon conversion multiplied by the weighted average price of the common stock on the trading day immediately preceding such event. Circumstances under which the holders may redeem the Convertible Notes include, without limitation, the failure to obtain and/or maintain the effectiveness of a registration statement, suspension from trading or the failure to be listed for a period of 5 consecutive trading days or for more than 10 trading days in any 365-day period, the failure to timely deliver shares of common stock and a material breach by the Registrant under the transaction documents.

If the Registrant is unable to effect a redemption as a result of a Triggering Event, the holders are entitled to void their redemption notices and receive a reset of their applicable Fixed Conversion Price to the lesser of (i) the Fixed Conversion Price as in effect on the date on which the holder delivers notice to the Registrant of its intent to void the redemption notice and (ii) the lowest weighted average price of the Registrant's common stock during the period beginning on the date on which the notice of redemption is delivered to the Registrant and ending on the date the holder delivers notice to the Registrant of its intent to void the redemption notice.

If the Registrant is unable to redeem all of the Convertible Notes submitted for redemption, the Registrant must (i) redeem a pro rata amount from each holder of the Convertible Notes and (ii) pay to the holders interest at the rate of 2.0% per month with respect to the unredeemed principal amount until paid in full.

Upon a Change of Control (as defined in the Convertible Notes) of the Registrant, the holders of the Convertible Notes have the right to require the Registrant to redeem all or a portion of the principal amount at a price equal to the greater of (i) the sum of (A) 115% of such principal amount, plus (B) accrued interest at 6% per annum, and (ii) the number of shares of common stock issuable upon conversion multiplied by the arithmetic average of the weighted average prices of the common stock during the 5 trading days immediately preceding such date.

If an Event of Default (as defined in the Convertible Notes) occurs, the holders of the Convertible Notes may declare the Convertible Notes, including all amounts due thereunder, to be due and payable immediately. Such amount shall bear interest at the rate of 2.0% per month until paid in full. If the Registrant does not timely pay the amounts due, the holders of the Convertible Notes may void the acceleration and the Fixed Conversion Price shall be adjusted to the lesser of (i) the Fixed Conversion Price as in effect on the date on which the holders of the Convertible Notes notify the Registrant of their intent to void the acceleration and (ii) the lowest weighted average price of the Registrant's common stock during the period beginning on the date on which the Convertible Notes became accelerated and ending on the date on which the holders of the Convertible Notes notify the Registrant of their intent to void the acceleration. The Events of Default include a default in payment of any principal amount of the Convertible Notes, failure to comply with a material provision of the Convertible Notes, payment defaults with respect to certain indebtedness and initiation of bankruptcy proceedings.

The foregoing is qualified by reference to the Form of Convertible Note which is filed as an exhibit to this report and incorporated by reference.

Warrants

In connection with the sale of the Convertible Notes, the Registrant issued Warrants to the Buyers. The Warrants give the holders the right to purchase from the Registrant, for a period of three years, an aggregate of 621,303 shares of the Registrant's common stock for $4.0238 per share as of the date of issuance. Both the number of Warrants and the exercise price of the Warrants are subject to anti-dilution adjustments as set forth in the Warrants. If the Registrant is prohibited from issuing Warrant Shares under the rules of the Nasdaq National Market, the Registrant must redeem for cash those Warrant Shares which cannot be issued at a price per Warrant Share equal to the difference between the weighted average market price of the Registrant's common stock on the date of attempted exercise and the applicable exercise price.

The foregoing is qualified by reference to the form of Warrant which is filed as an exhibit to this report and incorporated by reference.

Registration Requirements

The Registrant and the Buyers also entered into a Registration Rights Agreement, dated as of May 29, 2002 (the "Registration Rights Agreement"), pursuant to which the Registrant has agreed to prepare and file by June 14, 2002 a registration statement covering the resale of the Conversion Shares and the Warrant Shares. The Registrant is required to have the Registration Statement declared effective within 120 days of the issuance date. The Registrant is required to pay cash penalties (as set forth in the Registration Rights Agreement) to the holders of the Notes if the registration statement is not filed or not declared effective as of those dates. The failure to have the Registration Statement declared effective within 150 days of the issuance date is also a

"Triggering Event" for purposes of the Convertible Notes.

The foregoing is qualified by reference to the Registration Rights Agreement, which is filed as an exhibit to this report and incorporated by reference.

MORTGAGE LOAN

Effective May 29, 2002, the Registrant executed and delivered a deed of trust and promissory note in favor of Beal Bank, S.S.B., for a mortgage loan of $14 million secured by a first lien on the Registrant's facilities in Dallas, Texas. The mortgage loan is a three year balloon note, bearing interest, payable monthly, at the greater of 10.5% or the prime rate plus 2.0%. Proceeds from the mortgage loan will be applied to reduce loans under the Credit Facility. The lenders under the Credit Facility entered into an agreement with Beal Bank, S.S.B. subordinating their lien on the Dallas, Texas facilities for purposes of the mortgage loan.

The foregoing is qualified by reference to the Deed of Trust and Promissory Note, which are filed as exhibits to this report and incorporated by reference.

USE OF PROCEEDS

All $14 million of proceeds from the mortgage loan by Beal Bank, S.S.B., and all $10 million of proceeds from the sale of the Convertible Notes (less certain expenses), will be applied to repay outstanding indebtedness under the Credit Facility. The mandatory prepayments will repay all term loans and $6 million in revolving loans will remain outstanding under the Credit Facility. If the sale of the Wichita facilities (described in Item 2 of this report) for $2.0 million does close, proceeds will be applied to reduce revolving loans outstanding under the Credit Facility on the date of closing.

EFFECT OF SECURITIES LAWS; FORWARD-LOOKING STATEMENTS

The securities described herein have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") or under any state securities laws and may not be offered or sold within the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements.

Included in this Form 8-K are certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on assumptions that are subject to a wide range of business risks. Actual results could differ materially from those included in such forward-looking statements and important factors that could cause such a material difference are described in the periodic filings of the Registrant with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended February 28, 2002. The Registrant does not undertake any obligation to update or revise its forward-looking statements, whether as the result of new information, future events or otherwise. In particular, the Registrant's Form 10-K filed on even date herewith discusses the following risk factors pertaining to the Convertible Notes, Warrants and related registration requirements:

    o THE REGISTRANT'S ISSUANCE OF CONVERTIBLE NOTES AND WARRANTS COULD SUBSTANTIALLY DILUTE THE INTERESTS OF THE EXISTING SHAREHOLDERS.

         The $10 million in convertible notes issued by the Registrant in May 2002 are convertible by the holders into common stock at any time prior to their maturity in June 2003 at an initial conversion price of 200% of the weighted average price of the Registrant's common stock on the date of issuance. Additionally, the Registrant is required to pay its outstanding loans under the Credit Facility before any installment of principal on the Convertible Notes is paid in cash and therefore the Registrant may have no choice but to pay such installments through a partial conversion of the notes into common stock, which could cause further dilution to occur. See "The Registrant is required to pay its outstanding loans under the Credit Facility before any installment of principal on the Convertible Notes is paid in cash and therefore the required "payments" in stock could be dilutive to the Registrant's shareholders and such dilution could be made worse by the note holders' hedging activities." Moreover, the conversion price of the notes could be lowered, perhaps substantially, in a variety of circumstances, including the Registrant's issuance of common stock below the holders' conversion price (either directly or in connection with the issuance of most securities convertible into, or exercisable for, common stock), the Registrant's failure to comply with specific registration and listing obligations applicable to the common stock into which the notes are convertible, and other breaches by the Registrant of its obligations to the note holders. Correspondingly, the Registrant issued to the note holders in May 2002 three-year warrants entitling the warrant holders to purchase an aggregate of 621,303 shares of the Registrant's common stock at an exercise price of $4.0238 per share. Both the number of warrants and the exercise price are subject to adjustments that could make them further dilutive to existing shareholders. Neither the notes nor the warrants establishes a "floor" limiting reductions in, respectively, the conversion price of the notes or the exercise price of the warrants that may occur under certain circumstances. Correspondingly, there is no "ceiling" on the number of warrants that may be issuable under certain circumstances under the antidilution adjustments in the warrants.

    o THE REGISTRANT IS REQUIRED TO PAY ITS OUTSTANDING LOANS UNDER THE CREDIT FACILITY BEFORE ANY INSTALLMENT OF PRINCIPAL ON THE CONVERTIBLE NOTES IS PAID IN CASH AND THEREFORE THE REQUIRED PAYMENTS IN STOCK COULD BE DILUTIVE TO THE REGISTRANT'S SHAREHOLDERS AND SUCH DILUTION COULD BE MADE WORSE BY THE NOTE AND WARRANT HOLDERS' HEDGING ACTIVITIES.

         The Registrant's revolving credit facility prohibits the Registrant from paying any installments on the convertible notes in cash at any time the Registrant has indebtedness outstanding under the credit facility. Under such circumstances the Registrant will effectively be required to "pay" installments on the notes through a partial conversion of the notes into common stock. The conversion price, subject to certain anti-dilution adjustments, would be the lower of (i) 200% of the weighted average trading price for the Registrant's common stock as reported on the Nasdaq National Market on the issuance date or
         (ii) 95% of the average of the weighted average trading prices of the Registrant's common stock during the time period to which the installment relates. Since the Registrant's inability to pay installments in cash would most likely occur when it is experiencing unsatisfactory operating results and lower trading prices for its common stock, the number of shares required to "pay" an installment in a partial conversion of the notes could increase significantly, with the resultant dilution further depressing the Registrant's stock price. Moreover, the note and warrant holders may hedge their positions in the Registrant's stock through shorting the Registrant's stock, which could further adversely affect the stock price. This hedging activity and its effect on the stock price could increase the number of shares required to be issued on the next installment date.

    o ANY FAILURE BY THE REGISTRANT TO SATISFY ITS REGISTRATION, LISTING AND OTHER OBLIGATIONS WITH RESPECT TO THE COMMON STOCK UNDERLYING THE CONVERTIBLE NOTES AND THE WARRANTS COULD RESULT IN ADVERSE CONSEQUENCES, INCLUDING ACCELERATION OF THE NOTES.

         The Registrant is required to file a registration statement covering the common stock underlying the convertible notes and the warrants by June 14, 2002 and cause it to become effective by September 27, 2002 and, subject to certain exceptions, maintain its effectiveness until the underlying common stock is no longer restricted for federal securities law purposes. The Registrant is subject to various penalties for failure to meet its registration obligations and the related stock exchange listing for the underlying common stock, including cash penalties and forced redemption of the notes at the greater of (i) 125% of the principal amount plus interest or (ii) the product of the "conversion rate" (the amount of principal and interest being redeemed divided by the conversion price) multiplied by the weighted average price of the Registrant's common stock on the trading day immediately preceding its registration or listing default. If the Registrant is unable to issue common stock under the Convertible Notes because the amount issuable would exceed the number of shares that the Registrant is permitted to issue without shareholder approval under Nasdaq National Market requirements (aggregate shares in excess of 20% of the issued and outstanding shares), then the Registrant may be required to redeem the Convertible Notes at 100% of the principal plus accrued interest at 6%.

    o THE REGISTRANT IS OBLIGATED TO MAKE SIGNIFICANT PERIODIC PAYMENTS OF PRINCIPAL AND INTEREST UNDER ITS FINANCING INSTRUMENTS.

         The Registrant has material indebtedness outstanding under the above-discussed: (i) Credit Facility; (ii) mortgage loan secured by the Registrant's facilities in Dallas, Texas; and (iii) Convertible Notes. The Registrant is required to make periodic payments of interest on each of the financial instruments and, in the case of the Convertible Notes, periodic payments of principal. The Registrant is not in default under any of the financing instruments and believes it will have the resources to make all required principal and interest payments. If, however, the Registrant at any time does default on any of its payment obligations or other obligations under any financing instrument, the creditors under the applicable instrument will have all rights available under the instrument, including acceleration, termination and, with respect to the secured financings, enforcement of security interests. The financing instruments also have certain qualified cross-default provisions, particularly for acceleration of indebtedness under one of the other instruments. Under such circumstances, the Registrant's cash position and liquidity would be severally impacted, and it is possible the Registrant would not be able to pay its debts as they come due.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Not applicable.

      (b)   PRO FORMA FINANCIAL INFORMATION.

      Not applicable.

      (b)   EXHIBITS.

      4.1 Securities Purchase Agreement, dated as of May 29, 2002, between the Registrant and the Buyers named therein (the "Securities Purchase Agreement").

      4.2 Form of Convertible Note, dated as of May 29, 2002, between the Registrant and each of the Buyers under the Securities Purchase Agreement.

      4.3 Form of Warrant, dated as of May 29, 2002, between the Registrant and each of the Buyers under the Securities Purchase Agreement.

      4.4 Registration Rights Agreement, dated as of May 29, 2002, between the Registrant and each of the Buyers under the Securities Purchase Agreement.

      4.5 First Amendment to Third Amended and Restated Rights Agreement dated as of May 29, 2002 between the Registrant and Computershare Investor Services, LLC.

     10.1     Form of Commitment Letter dated May 29, 2002.

     10.2 Consent, Waiver and Third Amendment to Credit Agreement, effective as of May 29, 2002 among the Registrant, Brite Voice Systems, Inc. (successor by merger to InterVoice Acquisition Subsidiary III, Inc.), Bank of America, National Association (successor by merger to Bank of America National Trust and Savings Association), as Agent, and the other Lenders named therein.

     10.3 Subordination and Intercreditor Agreement effective as of May 29, 2002 by and among the Registrant, the Buyers under the Securities Purchase Agreement, and Bank of America, National Association, as Agent for the Senior Creditors (defined therein).

     10.4 Promissory Note, dated May 29, 2002, executed by the Registrant in favor of Beal Bank, S.S.B.

     10.5 Deed of Trust, Security Agreement, and Assignment of Leases and Rents, dated May 29, 2002, executed by the Registrant for the benefit of Beal Bank, S.S.B.

ITEM 9.  REGULATION FD DISCLOSURE.

In connection with the sale by the Registrant of the Convertible Notes and Warrants to the Buyers pursuant to the Securities Purchase Agreement described in Item 5 of this report, the Registrant disclosed to the Buyers, pursuant to a confidentiality agreement, certain historical information about its working capital at April 30, 2002 and certain historical information about its operations to date for the first quarter of fiscal 2003. The information disclosed was previously nonpublic. Such information may be found in Schedule 2(d) to the Securities Purchase Agreement, which is filed as an exhibit to this report and incorporated herein by reference.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERVOICE-BRITE, INC.

                                        By: /s/ Rob-Roy J. Graham
                                           ------------------------
                                            Rob-Roy J. Graham
                                            Secretary and
                                            Chief Financial Officer

Date:  May 30, 2002

                                INDEX TO EXHIBITS

ITEM
NUMBER          EXHIBIT
------          -------

  4.1 Securities Purchase Agreement, dated as of May 29, 2002, between the Registrant and the Buyers named therein (the "Securities
                Purchase Agreement").

  4.2           Form of Convertible Note, dated as of May 29, 2002, between the
                Registrant and each of the Buyers under the Securities Purchase
                Agreement.

  4.3 Form of Warrant, dated as of May 29, 2002, between the Registrant and each of the Buyers under the Securities Purchase
                Agreement.

  4.4 Registration Rights Agreement, dated as of May 29, 2002, between the Registrant and each of the Buyers under the Securities
                Purchase Agreement.

  4.5 First Amendment to Third Amended and Restated Rights Agreement dated as of May 29, 2002 between the Registrant and Computershare Investor Services, LLC.

 10.1           Form of Commitment Letter dated May 29, 2002.

 10.2 Consent, Waiver and Third Amendment to Credit Agreement, effective as of May 29, 2002 among the Registrant, Brite Voice
                Systems, Inc. (successor by merger to InterVoice Acquisition
                Subsidiary III, Inc.), Bank of America, National Association
                (successor by merger to Bank of America National Trust and Savings Association), as Agent, and the other Lenders named therein.

 10.3           Subordination and Intercreditor Agreement effective as of May
                29, 2002 by and among the Registrant, the Buyers under the Securities Purchase Agreement, and Bank of America, National
                Association, as Agent for the Senior Creditors (defined therein).

 10.4 Promissory Note, dated May 29, 2002, executed by the Registrant in favor of Beal Bank, S.S.B.

 10.5           Deed of Trust, Security Agreement, and Assignment of Leases and
                Rents, dated May 29, 2002, executed by the Registrant for the benefit of Beal Bank, S.S.B.
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